Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 3 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 (the “Amendment”), dated as of October 2, 2026, to the Amended and Restated Employment Agreement entered into as of February 22, 2021, as amended by Amendment No. 1, dated as of May 3, 2022, and Amendment No. 2, dated as of February 21, 2024 (as amended, the “Employment Agreement”), is made by and between MFA Financial, Inc. (“MFA” or the “Company”) and Craig L. Knutson (the “Executive”).

WITNESSETH:

WHEREAS, MFA and the Executive desire to amend the Employment Agreement.

NOW, THEREFORE, MFA and the Executive agree as follows:

1.            Subsection (b) of Section 1 (Term of Employment) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(b)        The term of employment (the “Term of Employment”) under this Agreement shall commence on the Effective Date and continue until June 30, 2027, or such earlier date as agreed to by the Company and the Executive (such date, the “Retirement Date”), unless earlier terminated in accordance with Section 5 hereof. If the Retirement Date occurs during a Garden Leave (as defined below) period, the Term of Employment shall continue through the end of such Garden Leave, unless, in the case of the Executive’s resignation other than for Good Reason (as defined below), the Company elects, in its sole discretion, to terminate the Term of Employment on the Retirement Date. Except as set forth in the preceding sentence, the Term of Employment shall not extend beyond the Retirement Date, and the termination of the Executive’s employment on the Retirement Date shall not constitute a termination without Cause (as defined below) or a termination for Good Reason.”

2.            Subsection (a) (Base Salary) of Section 3 (Compensation) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“During the Term of Employment, the Executive shall be entitled to receive an annualized base salary (the “Base Salary”) of not less than $825,000.”

3.            The first sentence in subsection (d) (Retirement) of Section 5 (Termination of Employment) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“In the event the Executive’s employment terminates (I) on the Retirement Date or (II) during the Term of Employment on account of the Executive’s voluntary resignation and, in either event, no circumstance constituting Cause exists at the time of such termination, the termination shall constitute an Eligible Retirement, and the Term of Employment shall terminate without further obligations to the Executive under this Agreement, except as provided in this Section 5(d) and Section 5(g) below.”

4.            The following shall be added to the end of subsection (d) (Retirement) of Section 5 (Termination of Employment) of the Employment Agreement:

“The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors shall recommend that the Board of Directors nominate, and the Board of Directors shall nominate, the Executive to stand for election as a member of the Board of Directors at MFA’s 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”); provided, however, that the Nominating Committee shall have no obligation to recommend, and the Board of Directors shall have no obligation to nominate, the Executive for such election to the Board of Directors in the event that the Executive’s employment is terminated for any reason or the Company shall have Cause to terminate the Executive’s employment prior to the date of the 2027 Annual Meeting, and in such event the Executive shall, as may be requested by the Company, take such actions and execute and deliver such documents as may be necessary or appropriate to withdraw his nomination for election as a member of the Board of Directors.”

5.            Subsection (e) of Section 5 (Termination of Employment) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(e)         Termination by the Company for Cause or Voluntary Termination by the Executive. In the event the Executive’s employment is terminated during the Term of Employment (i) by the Company for Cause or (ii) by the Executive on his own initiative for other than a Good Reason and other than due to the Executive’s Disability or pursuant to Section 5(d), the Executive shall be entitled only to the amounts set forth in Section 5(h) below.”

6.            The first sentence in subsection (n) (Resignation from Positions) of Section 5 (Termination of Employment) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“In the event that the Executive’s employment with the Company shall terminate for any reason or the Company shall have Cause to terminate the Executive’s employment prior to or on the Retirement Date, the Executive shall, as may be requested by the Company, offer to resign from any position he then holds as an officer, director or fiduciary of the Company or any Company-related entity. Notwithstanding the preceding sentence, the Executive shall have no obligation to offer to resign from the Board of Directors of MFA in the event that (i) he shall be elected as a member of the Board of Directors at the 2027 Annual Meeting except in such circumstance in which the Company shall have Cause to terminate the Executive’s employment prior to or on the Retirement Date or (ii) the Retirement Date shall occur prior to the 2027 Annual Meeting (in the case of (ii) the Executive may continue to serve as a member of the Board of Directors of MFA until the later of (a) the expiration of the term ending at the 2027 Annual Meeting and (b) the expiration of the term for which he may be so elected at the 2027 Annual Meeting).”

7.            The first sentence of Section 2 (Target Bonus) of Exhibit A (Annual Performance Bonus) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“For the Performance Period commencing on December 1, 2026, the Executive’s target annual cash bonus (the “Target Bonus”) shall be $2,020,000.”

8.            The second sentence of the first paragraph of Section 2 of Exhibit B (Summary of the Company’s Long Term Incentive Program) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“The TRSU Grant Date Value for the annual grant to be made to the Executive in 2027 will be equal to $843,000.”

9.            The last sentence of the third paragraph of Section 3 of Exhibit B (Summary of the Company’s Long Term Incentive Program) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“The PRSU Grant Date Value for the annual grant to be made to the Executive in 2027 will be equal to $1,264,500.”

10.          Except as hereinabove modified and amended, the Employment Agreement shall remain in full force and effect.

11.          This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

MFA FINANCIAL, INC.

By:	/s/ Robin Josephs
	Name:	Robin Josephs
	Title:	Director and Chair, Compensation Committee

EXECUTIVE:

/s/ Craig L. Knutson
Craig L. Knutson